                                                                    Exhibit 99.1

PRESS RELEASE
April 20, 2005                           [STEEL DYNAMICS LOGO]

                                         6714 Pointe Inverness Way, Suite 200
                                                   Fort Wayne, IN  46804-7932
                                                           260.459.3553 Phone
                                                             260.969.3590 Fax
                                                        www.steeldynamics.com
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STEEL DYNAMICS REPORTS STRONG YEAR-OVER-YEAR
FIRST QUARTER RESULTS

FORT WAYNE, INDIANA, April 20, 2005- Steel Dynamics, Inc. (NASDAQ: STLD) today announced first quarter 2005 earnings of $61 million, or $1.12 per diluted share, versus $32 million or $0.58 per diluted share in the first quarter of 2004 and $82 million, or $1.47 per diluted share, in the fourth quarter. Earnings were up 90 percent from the first quarter of 2004 and were higher than any prior year's first quarter. Net sales for the first quarter were $571 million, an increase of 49 percent from the first quarter of 2004, but 5 percent lower than the fourth quarter of 2004. Cash flow from operations remained strong, increasing to $55 million, compared to $11 million in the first quarter of 2004 and $41 million in the fourth quarter of 2004.

"Steel Dynamics had a good first quarter with consolidated shipments up slightly from the fourth quarter," said Keith Busse, President and CEO of Steel Dynamics. "Because market demand for flat-rolled steel remained weaker than initially expected, flat-roll selling prices declined from fourth-quarter levels. Our average consolidated selling price decreased 6 percent, from $710 in the fourth quarter to $669 in the first quarter, principally due to lower flat-rolled pricing."

"Our average steel scrap and scrap substitute costs declined by $16 per ton from the fourth quarter, but not sufficient to offset lower selling prices, resulting in narrower profit margins. On the bright side, we bought a significant amount of steel scrap in the first quarter as scrap prices declined, potentially allowing for stronger margins in the second quarter as we consume that material. In the second quarter we anticipate that pricing will be flat, although we expect increased shipping volumes in our bar and structural operating units. We expect second-quarter results to be substantially stronger than the first quarter as a result of lower steel scrap costs," said Busse.

First quarter consolidated shipments of 853,000 tons were 7 percent higher than the first quarter of 2004 and 1 percent higher than the fourth quarter of 2004. Shipments of flat-rolled and bar steel declined modestly from the fourth quarter, while structural steel and joist-and-deck shipments increased.

Operating highlights for the first quarter included the start-up of joist fabrication and shipments from the New Millennium plant in Lake City, Florida, where new crews are quickly ramping up production. The Structural & Rail mill continued its shipments of industrial-grade rail and commissioned additional structural products in the quarter. The Iron Dynamics Division continued pig-iron production at a rate of about 20,000 tonnes per month. Temporary equipment problems encountered in February at the Bar Products mill and the Flat-Roll mill were quickly resolved, and did not significantly reduce the mills' overall output for the quarter. Currently, all our facilities are in excellent position to take advantage of the expected seasonal increase in demand in the steel markets.

During the quarter the Company repurchased an additional 2.1 million shares of its common stock, thus completing the repurchase of the entire 5 million shares authorized by the Board of Directors when it approved the Company's 2004 Share Repurchase Program on October 26, 2004. Effective April 19, 2005, however, the Board granted approval to repurchase an additional 2.5 million shares under its Share Repurchase Program.

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

CONFERENCE CALL AND WEBCAST

On Thursday, April 21, 2005 at 11:00 am Eastern, Steel Dynamics will host a conference call in which Steel Dynamics' management will discuss first quarter 2005 results. You are invited to listen to the live audio broadcast of the conference call over the Internet, accessible from Steel Dynamics' Web site:

                              WWW.STEELDYNAMICS.COM

Dial-in information is available on our Web site. No telephone replay will be available. An audio replay of the Webcast will be available from the SDI Web site.


Contact: Fred Warner, Investor Relations Manager, (260) 969-3564 or fax (260) 969-3590
          F.WARNER@STEELDYNAMICS.COM


Forward Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel marketplace, Steel Dynamics' revenue growth, costs of raw materials, future profitability, and the operation of new or existing facilities. These statements are intended to be made as "forward-looking," subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

We refer you to SDI's detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com

                              STEEL DYNAMICS, INC.

                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                          -----------------------------
                                                             2005              2004
                                                          ------------     ------------
     NET SALES                                            $    570,706     $    384,145

     Costs of goods sold                                       441,929          307,670
     Selling, general and administrative expenses               22,454           17,935
                                                          ------------     ------------
              OPERATING INCOME                                 106,323           58,540
     Interest expense                                            8,077            9,504
     Other (income) expense, net                                  (578)          (2,103)
                                                          ------------     ------------
              INCOME BEFORE INCOME TAXES                        98,824           51,139
     Income taxes                                               38,047           19,177
                                                          ------------     ------------
              NET INCOME                                  $     60,777     $     31,962
                                                          ============     ============






     BASIC EARNINGS PER SHARE                             $      1.27      $        .65
                                                          ===========      ============
     Weighted average common shares outstanding                 47,703           48,947
                                                          ============     ============


     DILUTED EARNINGS PER SHARE,
          including effect of assumed conversions         $      1.12      $        .58
                                                          ===========      ============
     Weighted average common shares
          and share equivalents outstanding                     54,828           56,212
                                                          ============     ============


     DIVIDENDS DECLARED PER SHARE                         $        .10     $      .   -
                                                          ============     ============

                              STEEL DYNAMICS, INC.

                  UNAUDITED SUPPLEMENTAL OPERATING INFORMATION



                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              -------------------------
                                                                 2005            2004
                                                              -----------    ----------
       SHIPMENTS AND PRODUCTION DATA (TONS)

              Shipments
                  Steel Operations*                              845,718        787,478
                  Other Operations**                              97,241         92,888
                  Intercompany                                   (89,816)       (81,738)
                                                              -----------    ----------
                      Consolidated shipments                     853,143        798,628
                                                              ==========     ==========

              Steel Operations* production                       882,311        809,975

              Average consolidated selling price per ton      $      669      $     481

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* Steel Operations include the company's Flat Roll Division, Structural and Rail
Division and Bar Products Division.

** Other Operations include New Millennium Building Systems, Paragon Steel Trading and Iron Dynamics.

                              STEEL DYNAMICS, INC.

                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                MARCH 31,           DECEMBER 31,
                                                                                  2005                  2004
                                                                             -------------         -------------
                                                                               (UNAUDITED)
                           ASSETS

CURRENT ASSETS
     Cash and equivalents                                                    $       3,747         $      16,334
     Accounts receivable                                                           267,793               253,861
     Inventories                                                                   395,635               381,488
     Deferred income taxes                                                           7,400                 6,856
     Other current assets                                                            7,726                18,980
                                                                             -------------         -------------
           TOTAL CURRENT ASSETS                                                    682,301               677,519

PROPERTY, PLANT AND EQUIPMENT, NET                                               1,022,198             1,024,044

RESTRICTED CASH                                                                      1,589                   989

OTHER ASSETS                                                                        30,359                31,067
                                                                             -------------         -------------
           TOTAL ASSETS                                                      $   1,736,447         $   1,733,619
                                                                             =============         =============


                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                        $     152,530         $     141,888
     Accrued interest                                                                3,157                 8,796
     Accrued expenses                                                               47,322                75,750
     Current portion of long-term debt                                               8,846                 6,774
                                                                             -------------         -------------
           TOTAL CURRENT LIABILITIES                                               211,855               233,208

LONG-TERM DEBT, including bond premium of $6,725 and $7,147
     at March 31, 2005 and December 31, 2004, respectively                         460,330               441,605

DEFERRED INCOME TAXES                                                              222,792               209,215

MINORITY INTEREST                                                                    2,588                 2,469

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Common stock                                                                      527                   523
     Treasury stock, at cost                                                      (160,841)              (84,141)
     Additional paid-in capital                                                    402,865               390,505
     Retained earnings                                                             596,331               540,235
                                                                             -------------         -------------
           TOTAL STOCKHOLDERS' EQUITY                                              838,882               847,122
                                                                             -------------         -------------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $   1,736,447         $   1,733,619
                                                                             =============         =============

                              STEEL DYNAMICS, INC.

                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)



                                                                                 THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                             ---------------------------
                                                                                 2005           2004
                                                                             -----------     -----------
OPERATING ACTIVITIES
    Net income                                                               $    60,777     $    31,962

    Adjustments to reconcile net income to net cash provided by operating activities

       Depreciation and amortization                                              21,830          18,779
       Deferred income taxes                                                      13,033          11,668
       Minority interest                                                             118             649
       Changes in certain assets and liabilities:
          Accounts receivable                                                    (13,932)        (38,573)
          Inventories                                                            (14,147)        (51,493)
          Accounts payable                                                        10,843          49,263
          Other working capital                                                  (23,547)        (11,590)
                                                                             -----------     -----------
       Net cash provided by operating activities                                  54,975          10,665
                                                                             -----------     -----------

INVESTING ACTIVITIES
    Purchase of property, plant and equipment                                    (19,141)        (23,905)

FINANCING ACTIVITIES
    Issuance of long-term debt                                                    61,308          29,939
    Repayment of long-term debt                                                  (40,511)        (33,659)
    Issuance of common stock (net of expenses) and proceeds
      and tax benefits from exercise of stock options                             12,364          10,086
    Purchase of treasury stock                                                   (76,700)           (238)
    Dividends paid                                                                (4,882)              -
    Debt issuance costs                                                                -             (24)
                                                                             -----------     -----------
       Net cash provided by (used in) financing activities                       (48,421)          6,104
                                                                             -----------     -----------

Decrease in cash and equivalents                                                 (12,587)         (7,136)
Cash and equivalents at beginning of period                                       16,334          65,430
                                                                             -----------     -----------
Cash and equivalents at end of period                                        $     3,747     $    58,294
                                                                             ===========     ===========

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